Exhibit 4.1(vi)b
W-_____________	HYBRID DYNAMICS CORPORATION	______________ WARRANTS

CERTIFICATE
CLASS A REDEEMABLE WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK

VOID AFTER 5:00 P.M., NEW YORK TIME, ON DECEMBER 31, 2012

CUSIP 448608 11 7

THIS CERTIFIES THAT, FOR VALUE RECEIVED
                                                                                                                                        (name)
or registered assigns (the “Registered Holder”) is the owner of the number of Class A Redeemable Common Stock Purchase Warrants (the “Warrants”) specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.00015 par value (the “Common Stock”) of Hybrid Dynamics Corporation, a Nevada corporation (the “Company”), at any time from the initial issuance of this Warrant (the “Initial Warrant Exercise Date”) and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof, duly executed, at the corporate office of Corporate Stock Transfer, Inc., or its successor ( the “Warrant Agent”), accompanied by payment of $1.00 per share of Common Stock, subject to adjustment (the “Exercise Price”), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company, plus payment of any applicable transfer tax or similar charge.  “Expiration Date” shall mean 5:00 p.m. (New York City time) on December 31, 2012; provided that if such date is not a business day, it shall mean 5:00 p.m. (New York City time), on the next following business day. The term “business day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

This Warrant Certificate and each Warrant represented herby are issued pursuant to, and are subject in all respects to, the terms and conditions set forth in the Warrant Agreement, dated as of November 20, 2007 (the “Warrant Agreement”), amongst and between the Company and the Warrant Agent, and all terms of the Warrant Agreement are hereby incorporated herein by this reference and made a part hereof, and this Warrant shall be governed by all terms in the Warrant Agreement whether or not referenced herein.

In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to the purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional share of Common Stock or Warrant Certificates evidencing fractional Warrants will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for, in the aggregate, the remaining number of unexercised Warrants evidenced hereby, which the Warrant Agent shall countersign.

The Registered Holder, as such, shall not be, or be deemed to be, the holder of Common Stock or any other security of the Company which may at any time be issuable upon the exercise of the Warrant evidenced hereby for any purpose whatsoever, nor shall anything contained herein or in the Warrant Agreement be construed to confer upon the Registered Holder hereof, as such, any of the rights of a shareholder or security holder of the Company, including, without limitation, the right to vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceedings of the Company, except as specifically provided in the Warrant Agreement.

Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed, in whole or in part, at the option of the Company, at any time after one hundred twenty (120) days from the effective date of the initial registration statement covering the shares of Common Stock issuable upon exercise, provided that such registration statement is then effective, the Company may call the Warrants for redemption prior the expiration of the Exercise Period at any time after the Common Stock has traded above $1.50 for 10 consecutive trading days, and at its option, deliver to the Warrant Agent a notice of redemption (the “Redemption Notice”), which shall be binding on the Warrant Agent, the Company and on all Holders, stating the Company’s intent to redeem all Warrants at a price equal to one cent ($0.01 USD) per Warrant (the “Redemption Price”).  The Company shall deliver to each Holder a copy of the Redemption Notice and shall certify to the Warrant Agent that such copies have been delivered.  In the event the Company delivers a Redemption Notice, any right to exercise a Warrant shall terminate at 5:00 PM on the later of (i) the 30th day from the date of the Redemption Notice, or (ii) the 30th day from the date of delivery of the Redemption Notice (the “Redemption Closing Date”). On and after the Redemption Closing Date, the Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price, without interest.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of law principles thereof.  This Warrant Certificate is not valid unless countersigned by the Warrant Agent and Registrar.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by its duly authorized officer, and a facsimile of its corporate seal to be imprinted hereon.

Dated:

HYBRID DYNAMICS CORPORATION	COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC. 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209 By: ______________________________________________
President Secretary	Transfer Agent and Registrar Authorized Officer

HYBRID DYNAMICS CORPORATION
Transfer Fee: $12.00 Per Certificate

CLASS A WARRANT EXERCISE FORM
(to be executed by the Registered Holder in order to exercise Warrants)

The undersigned Registered Holder hereby irrevocably elects to exercise __________________ Warrants represented by this Warrant Certificate, and to purchase shares of Common Stock of HYBRID DYNAMICS CORPORATION (the "Company") issuable upon exercise of such Warrants.

Payment of the Exercise Price per share required under such Warrant accompanies this notice in the form of cash in the amount of ____________ by means of [check as applicable]: _____ wire transfer of immediately available funds to the Warrant Agent for the account of the Company, or _____ certified or official bank check or checks to the order of the Company.

The certificates for such shares of Common Stock shall be issued in the name of:

Name in which shares are to be registered Taxpayer I.D. No. or Soc. Sec. No.

Address

and to the extent the undersigned is not exercising this Warrant in full, please reissue to the undersigned Registered Holder a new warrant for the remaining number of Warrants.

IMPORTANT:  PLEASE COMPLETE THE FOLLOWING:

1.  If the exercise of this Warrant was solicited by Joseph Stevens & Company, please check this block   ▣
2.  Insert name of other person, if any, who solicited the exercise of this Warrant:
3.  If the exercise of this Warrant was not solicited, please check this block   ▣

By:

Signature of Registered Holder Date

Name of Registered Holder Taxpayer I.D. No. or Soc. Sec. No.

Address
Signature Guaranteed by:

THE SIGNATURE TO THE EXERCISE FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.

ASSIGNMENT
(to be executed by the Registered Holder in order to assign Warrants)

FOR VALUE RECEIVED, ___________________________________________________________ hereby sells, assigns and transfers unto

Name in which Warrants are to be transferred Taxpayer I.D. No. or Soc. Sec. No.

Address

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ as its/his/her attorney-in-fact to transfer the Warrant Certificate on the books of the Company, with full power and substitution in the premises.

By:

Signature of Registered Holder Date
Signature Guaranteed by:

THE SIGNATURE TO THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.